                                                                    Exhibit 20.1

                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A
                            MONTHLY SERVICER'S REPORT

                                                                               Settlement Date                          11/30/2003
                                                                               Determination Date                       12/10/2003
                                                                               Distribution Date                        12/15/2003


I.      All Payments on the Contracts                                                                            702,167.94
II.     All Liquidation Proceeds on the Contracts
        with respect to Principal                                                                                  3,647.16
III.    Repurchased Contracts                                                                                          0.00
IV.     Investment Earnings on Collection Account                                                                      0.00
V.      Servicer Monthly Advances                                                                                 16,512.60
VI.     Distribution from the Reserve Account                                                                          0.00
VII.    Deposits from the Pay-Ahead Account
        (including Investment Earnings)                                                                              302.05
VIII.   Transfers to the Pay-Ahead Account                                                                        (1,327.33)

IX.     Less:  Investment Earnings distributions
          (a)  To Sellers with respect to the
               Collection Account                                                                                      0.00
          (b)  To Sellers with respect to the
               Pay-Ahead Account                                                                                      (0.46)
X.      Deposits in error                                                                                              0.00
Total available amount in Collection Account                                                                    $721,301.96
                                                                                                                ===========


DISTRIBUTION AMOUNTS                                        Cost per $1000
--------------------                                        --------------

1.    (a) Class A-1 Note Interest Distribution                                          0.00
      (b) Class A-1 Note Principal Distribution                                         0.00
             Aggregate Class A-1 Note Distribution            0.00000000                                               0.00

2.    (a) Class A-2 Note Interest Distribution                                          0.00
      (b) Class A-2 Note Principal Distribution                                         0.00
            Aggregate Class A-2 Note Distribution             0.00000000                                               0.00

3.    (a) Class A-3 Note Interest Distribution                                          0.00
      (b) Class A-3 Note Principal Distribution                                         0.00
            Aggregate Class A-3 Note Distribution             0.00000000                                               0.00

4.    (a) Class A-4 Note Interest Distribution                                          0.00
      (b) Class A-4 Note Principal Distribution                                         0.00
           Aggregate Class A-4 Note Distribution              0.00000000                                               0.00

5.    (a) Class A-5 Note Interest Distribution                                          0.00
      (b) Class A-5 Note Principal Distribution                                         0.00
            Aggregate Class A-5 Note Distribution             0.00000000                                               0.00

6.    (a) Class A-6 Note Interest Distribution                                          0.00
      (b) Class A-6 Note Principal Distribution                                         0.00
            Aggregate Class A-6 Note Distribution             0.00000000                                               0.00

7.     (a) Class B Note Interest Distribution                                      25,434.67
       (b) Class B Note Principal Distribution                                    524,662.08
            Aggregate Class B Note Distribution              51.65227700                                         550,096.75

8.     (a) Class C Note Interest Distribution                                      98,822.83
       (b) Class C Note Principal Distribution                                          0.00
            Aggregate Class C Note Distribution               5.70833312                                          98,822.83

9.    Servicer Payment
       (a)  Servicing Fee                                                           9,117.14
       (b)  Reimbursement of prior Monthly Advances                                15,165.98
               Total Servicer Payment                                                                             24,283.12

10.  Deposits to the Reserve Account                                                                              48,099.26

Total Distribution Amount from Collection Account                                                               $721,301.96
                                                                                                                ===========

Reserve Account distributions to Sellers

      (a)  Amounts to the Sellers (Chase USA)
           from Excess Collections                                                                 0.00
      (b)  Amounts to the Sellers (Chase Manhattan Bank)
           from Excess Collections                                                                 0.00
      (c)  Distribution from the Reserve
           Account to the Sellers(Chase USA)                                                       0.00
      (d)  Distribution from the Reserve Account
           to the Sellers(Chase Manhattan Bank)                                                    0.00
                        Total Amounts to Sellers
                        (Chase USA & Chase Manhattan Bank)                                                                  0.00
                                                                                                                        ========

Payahead Account distributions to Sellers

      (a)  Distribution from the Payahead
           Account to the Sellers(Chase USA)                                                       0.23
      (b)  Distribution from the Payahead Account to
           the Sellers (Chase Manhattan Bank)                                                      0.23
                        Total Amounts to Sellers
                        (Chase USA & Chase Manhattan Bank)                                                                  0.46
                                                                                                                        ========

                  INTEREST
---------------------------------------------

1.   Current Interest Requirement
        (a) Class A-1 Notes    @             5.845%                                                0.00
        (b) Class A-2 Notes    @             6.028%                                                0.00
        (c) Class A-3 Notes    @             6.140%                                                0.00
        (d) Class A-4 Notes    @             6.250%                                                0.00
        (e) Class A-5 Notes    @             6.420%                                                0.00
        (f) Class A-6 Notes    @             6.500%                                                0.00
                     Aggregate Interest on Class A Notes                                                                    0.00
        (g) Class B Notes @                  6.680%                                                                    25,434.67
        (h) Class C Notes @                  6.850%                                                                    98,822.83

2.   Remaining Interest Shortfall
        (a) Class A-1 Notes                                                                        0.00
        (b) Class A-2 Notes                                                                        0.00
        (c) Class A-3 Notes                                                                        0.00
        (d) Class A-4 Notes                                                                        0.00
        (e) Class A-5 Notes                                                                        0.00
        (f) Class A-6 Notes                                                                        0.00
        (g) Class B Notes                                                                          0.00
        (h) Class C Notes                                                                          0.00

3.   Total Distribution of Interest                              Cost per $1000
                                                                 --------------
        (a) Class A-1 Notes                                        0.00000000                      0.00
        (b) Class A-2 Notes                                        0.00000000                      0.00
        (c) Class A-3 Notes                                        0.00000000                      0.00
        (d) Class A-4 Notes                                        0.00000000                      0.00
        (e) Class A-5 Notes                                        0.00000000                      0.00
        (f) Class A-6 Notes                                        0.00000000                      0.00
                     Total Aggregate Interest on Class A Notes                                                              0.00
        (g) Class B Notes                                          2.38823192                                          25,434.67
        (h) Class C Notes                                          5.70833312                                          98,822.83


                 PRINCIPAL
---------------------------------------------

                                                             No. of Contracts
                                                             ----------------
1.   Amount of Stated Principal Collected                                                    273,921.04
2.   Amount of Principal Prepayment Collected                          24                    235,658.88
3.   Amount of Liquidated Contract                                     4                      15,082.16
4.   Amount of Repurchased Contract                                    0                           0.00

       Total Formula Principal Distribution Amount                                                                    524,662.08


5. Principal Balance before giving effect                                           Pool Factor
   to Principal Distribution                                                        -----------
        (a) Class A-1 Notes                                                          0.0000000                              0.00
        (b) Class A-2 Notes                                                          0.0000000                              0.00
        (c) Class A-3 Notes                                                          0.0000000                              0.00
        (d) Class A-4 Notes                                                          0.0000000                              0.00
        (e) Class A-5 Notes                                                          0.0000000                              0.00
        (f) Class A-6 Notes                                                          0.0000000                              0.00
        (g) Class B Notes                                                            0.4290236                      4,569,101.51
        (h) Class C Notes                                                            1.0000000                     17,312,029.25

6.   Remaining Principal Shortfall
        (a) Class A-1 Notes                                                                                                    0.00
        (b) Class A-2 Notes                                                                                                    0.00
        (c) Class A-3 Notes                                                                                                    0.00
        (d) Class A-4 Notes                                                                                                    0.00
        (e) Class A-5 Notes                                                                                                    0.00
        (f) Class A-6 Notes                                                                                                    0.00
        (g) Class B Notes                                                                                                      0.00
        (h) Class C Notes                                                                                                      0.00

7. Principal Distribution                                         Cost
                                                               per $1000
                                                               ----------
        (a) Class A-1 Notes                                    0.00000000                                                      0.00
        (b) Class A-2 Notes                                    0.00000000                                                      0.00
        (c) Class A-3 Notes                                    0.00000000                                                      0.00
        (d) Class A-4 Notes                                    0.00000000                                                      0.00
        (e) Class A-5 Notes                                    0.00000000                                                      0.00
        (f) Class A-6 Notes                                    0.00000000                                                      0.00
        (g) Class B Notes                                     49.26404507                                                524,662.08
        (h) Class C Notes                                      0.00000000                                                      0.00

8. Principal Balance after giving effect to
   Principal Distribution                                                              Pool Factor
                                                                                       -----------
        (a) Class A-1 Notes                                                             0.0000000                              0.00
        (b) Class A-2 Notes                                                             0.0000000                              0.00
        (c) Class A-3 Notes                                                             0.0000000                              0.00
        (d) Class A-4 Notes                                                             0.0000000                              0.00
        (e) Class A-5 Notes                                                             0.0000000                              0.00
        (f) Class A-6 Notes                                                             0.0000000                              0.00
        (g) Class B Notes                                                               0.3797596                      4,044,439.43
        (h) Class C Notes                                                               1.0000000                     17,312,029.25


                 POOL DATA
---------------------------------------------
                                                                                        Aggregate
                                                            No. of Contracts        Principal Balance
                                                            ----------------        -----------------
1.   Pool Stated Principal Balance as of 11/30/2003               836                 21,356,468.68

2. Delinquency Information                                                                                      % Delinquent
                                                                                                                ------------
              (a) 31-59 Days                                       31                           640,356.72          2.998%
              (b) 60-89 Days                                       5                            162,203.50          0.760%
              (c) 90-119 Days                                      2                             30,728.41          0.144%
              (d) 120 Days +                                       0                                  0.00          0.000%

3.   Contracts Repossessed during the Due Period                   0                                  0.00

4.   Current Repossession Inventory                                1                             85,131.70

5. Aggregate Net Losses for the preceding
   Collection Period
       (a)  Aggregate Principal Balance of
            Liquidated Receivables                                 4                             15,082.16
       (b)  Net Liquidation Proceeds on any
            Liquidated Receivables                                                                3,647.16
                                                                                              ------------
       Total Aggregate Net Losses for the
       preceding Collection Period                                                                                        11,435.00

6.   Aggregate Losses on all Liquidated
     Receivables (Year-To-Date)                                                                                          283,359.74

7.   Aggregate Net Losses on all Liquidated
     Receivables (Life-To-Date)                                  605                                                   5,377,795.63

8.   Weighted Average Contract Rate
     of all Outstanding Contracts                                                                                             8.923%

9.   Weighted Average Remaining Term to
     Maturity of all Outstanding Contracts                                                                                  100.051

              TRIGGER ANALYSIS
---------------------------------------------

1.  (A)  AVERAGE 60+ DELINQUENCY PERCENTAGE                      1.784%
    (B)  DELINQUENCY PERCENTAGE TRIGGER IN EFFECT ?                             NO

2.  (A)  AVERAGE NET LOSS RATIO                                  0.022%
    (B)  NET LOSS RATIO TRIGGER IN EFFECT ?                                     NO
    (C)  NET LOSS RATIO (USING ENDING POOL BALANCE)              0.104%

3.  (A)  SERVICER REPLACEMENT PERCENTAGE                         0.025%
    (B)  SERVICER REPLACEMENT TRIGGER IN EFFECT ?                               NO



               MISCELLANEOUS
---------------------------------------------

1.    Monthly Servicing Fees                                                                                        9,117.14

2.    Servicer Advances                                                                                            16,512.60

3.   (a)  Opening Balance of the Reserve Account                                                                5,243,567.58
     (b)  Deposits to the Reserve Account                                                 48,099.26
     (c)  Investment Earnings in the Reserve Account                                       2,562.76
     (d)  Distribution from the Reserve Account                                                0.00
     (e)  Ending Balance of the Reserve Account                                                                 5,294,229.60

4.    Specified Reserve Account Balance                                                                         5,325,240.59

5.   (a)  Opening Balance in the Pay-Ahead Account                                                                    814.24
     (b)  Deposits to the Pay-Ahead Account
          from the Collection Account                                                      1,327.33
     (c)  Investment Earnings in the Pay-Ahead Account                                         0.46
     (d)  Transfers from the Pay-Ahead Account
          to the Collection Account                                                         (302.05)
     (e)  Ending Balance in the Pay-Ahead Account                                                                   1,839.98




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